FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 8, 2001


                             Allegheny Energy, Inc.

             (Exact name of registrant as specified in its charter)


Maryland                             1-267                      13-5531602
(State or other jurisdiction   (Commission File               (IRS Employer
of incorporation)                   Number)               Identification Number)


                              10435 Downsville Pike
                         Hagerstown, Maryland 21740-1766

                    (Address of principal executive offices)

     Registrant's telephone number,
          Including area code:               (301) 790-3400


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Item 1 - 4.    Not Applicable

Item 5.        Other Events

               On January 8, 2001, Allegheny Energy, Inc. (Allegheny) announced that it and its subsidiaries Allegheny Energy Supply Company, LLC (Energy Supply) and Allegheny Energy Global Markets, LLC (Global Markets) have entered into an asset purchase agreement pursuant to which Energy Supply and Global Markets intend to purchase the global energy marketing business of Merrill Lynch Capital Services, Inc. for $490 million plus a two percent equity interest in Energy Supply. The press release announcing the transaction is attached as Exhibit 99.1 and the foregoing description is qualified by reference to the text of that press release.

Item 6.        Not Applicable

Item 7.        Exhibits

               Ex. 99.1  Press Release dated January 8, 2001

Item 8 - 9.    Not Applicable



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Allegheny Energy, Inc.

                                   By: /s/  MICHAEL P. MORRELL
                                       -------------------------
                                   Name:   Michael P. Morrell
                                   Title:  Senior Vice President

     Dated:  January 8, 2001